Exhibit 99.1

ENGlobal Engages B. Riley FBR for Review of Strategic Alternatives to Increase Shareholder Value

Houston, TX – April 18, 2018 - ENGlobal Corporation (NASDAQ:ENG)(the “Company”), a leading provider of engineering and automation services, announced today that its Board of Directors has initiated a review of strategic alternatives. These alternatives could include strategic mergers, reverse mergers, the issuance or buyback of public shares, or the purchase or sale of specific assets, in addition to other potential actions aimed at increasing shareholder value.

For this purpose, the Company has engaged B. Riley FBR, Inc., a subsidiary of B. Riley Financial, Inc. (NASDAQ:RILY) as its exclusive financial advisor to help identify, analyze, negotiate, and close any potential transaction or series of transactions.

“We are undertaking this important review of alternative strategies in order to increase value for our shareholders while continuing to enhance our extensive range of project execution services,” said William A. Coskey, P.E., CEO and Chairman of ENGlobal. “The B. Riley FBR team has demonstrated their extensive knowledge of our industry and also showcased their deep understanding of the opportunities available to ENGlobal as a public platform. We’re pleased to have chosen them as our partner for this process and are confident we will find a solution that achieves the Company’s overall objectives.”

The Company does not intend to disclose or comment on developments related to its review unless and until the Board has approved a specific transaction or otherwise determined that further disclosure is appropriate. There can be no assurance that the Board’s strategic review will result in any transaction, or any assurance as to its outcome or timing.

About ENGlobal

ENGlobal (Nasdaq:ENG) is a provider of engineering and automation services primarily to the energy sector throughout the United States and internationally. ENGlobal operates through two business segments: Automation and Engineering. ENGlobal’s Automation segment provides services related to the design, integration and implementation of process distributed control and analyzer systems, advanced automated data gathering systems and information technology. Within the Automation segment, ENGlobal’s Government Services group provides engineering, design, installation and operation and maintenance of various government, public sector and international facilities, and specializes in the turnkey installation and maintenance of automation and instrumentation systems for the U.S. Defense industry worldwide. The Engineering segment provides multi-disciplined engineering services relating to the development, management and execution of projects requiring professional engineering and related project management services. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements

The statements above regarding the Company’s expectations regarding its operations and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) our ability to identify, evaluate, and complete any strategic alternative; (2) the impact of the announcement of the review of strategic alternatives on our business, including our financial and operating results, or our employees, suppliers and customers; (3) the effect of economic downturns and the volatility and level of oil and natural gas prices; (4) our ability to retain existing customers and attract new customers; (5) our ability to accurately estimate the overall risks, revenue or costs on a contract; (6) the risk of providing services in excess of original project scope without having an approved change order; (7) our ability to execute our expansion into the modular solutions market and to execute our updated business growth strategy to position the Company as a leading provider of higher value industrial automation and Industrial Internet of Things services to its customer base; (8) our ability to attract and retain key professional personnel; (9) our ability to fund our operations and grow our business utilizing cash on hand, internally generated funds and other working capital; (10) our ability to obtain additional financing, including pursuant to a new credit facility, when needed: (11) our dependence on one or a few customers; (12) the risks of internal system failures of our information technology systems, whether caused by us, third-party service providers, intruders or hackers, computer viruses, natural disasters, power shortages or terrorist attacks; (13) our ability to realize revenue projected in our backlog and our ability to collect accounts receivable and process accounts payable in a timely manner; (14) the uncertainties related to the U.S. Government’s budgetary process and their effects on our long-term U.S. Government contracts; (15) the risk of unexpected liability claims or poor safety performance; (16) our ability to identify, consummate and integrate potential acquisitions; (17) our reliance on third-party subcontractors and equipment manufacturers; (18) our ability to satisfy the continued listing standards of NASDAQ with respect to our common stock or to cure any continued listing standard deficiency with respect thereto; and (19) the effect of changes in laws and regulations, including U.S. tax laws, with which the Company must comply and the associated cost of compliance with such laws and regulations. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

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CONTACT: Mark A. Hess

(281) 878-1000

ir@ENGlobal.com